Exhibit 8


     EXHIBIT 8: LIST OF SUBSIDIARIES

     Name of Subsidiary                                Place of Incorporation

     VocalTec Communications Inc.                               Delaware
     VocalTec Communications Japan KK                           Japan
     VocalTec Communications Deutschland GmbH                   Germany
     VocalTec Communications Hong Kong Limited                  Hong Kong
     VocalTec Communications International B.V.                 Netherlands
     VocalTec Communications Italy S.r.l.                       Italy

     VocalTec Communications Singapore Pte Ltd.                 Singapore
     VocalTec Communications France SAS                         France
     VocalTec Communications Spain S.L.                         Spain
     VocalTec Communications Sweden AB                          Sweden
     VocalTec Communications India Private Limited              India
     TrulyGlobal Limited                                        Israel*
     VocalTec Rocket Inc.                                       Delaware*

     * inactive corporate entities